Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No.1 to the Registration Statement on Form F-1 on Form F-3 and related Prospectus of 4D pharma plc of our report dated March 31, 2022, relating to the consolidated financial statements of 4D pharma plc, appearing the Annual Report on Form 20-F of 4D pharma plc for the year ended December 31,2021.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus

/s/ RSM US LLP

Boston, MA

April 21, 2022